SETTLEMENT AGREEMENT
This Settlement Agreement (“Agreement”), dated as of May 4, 2017, is made by and among (i) Fresh Del Monte Produce Inc. (“FDM”), a corporation organized under the laws of the Cayman Islands, as the holding company for, and on behalf of, the Del Monte Fresh Produce group of companies; (ii) Del Monte Pacific Limited (“DMPL”), a company organized under the laws of the British Virgin Islands; and (iii) Del Monte Foods, Inc. (“DMFI”), a corporation organized under the laws of the State of Delaware. Each of FDM, DMPL, and DMFI is referred to individually as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, DMFI is the registered owner of “DEL MONTE” trademarks in various food and beverage international classifications, including “DEL MONTE” and a design or logotype (the “DM Marks”), in various countries and territories throughout the world;
WHEREAS, pursuant to the terms of several license agreements, FDM and/or its affiliates, including FDM’s wholly owned subsidiary Del Monte International GmbH (“DMI GmbH”), hold perpetual, exclusive, royalty-free rights and licenses to use the DM Marks on or in connection with the production, manufacture, sale, and distribution of certain products in the food and beverage category in various countries and territories throughout the world;
WHEREAS, pursuant to the terms of a December 5, 1989 license agreement by and between Del Monte Corporation and Wafer Limited (the “Wafer License”), and a sublicense of the same date by and between Wafer Limited and DMI GmbH’s predecessor-in-interest Del Monte Fresh Fruit International, Inc., DMI GmbH and Wafer Limited, collectively and on behalf of FDM and all of its affiliates, hold the perpetual, exclusive, royalty-free right and license to use the DM Marks on or in connection with the products identified in Exhibit B of that agreement (“Wafer Exhibit B”) in all countries and territories throughout the world;
WHEREAS, DMFI and DMI GmbH are parties to other licensee agreements by and between their predecessors-in-interest (the “DMI GmbH Licenses”), a list of which are attached hereto as Schedule A, pursuant to which DMI GmbH, on behalf of FDM and all of its affiliates, holds the perpetual, exclusive, royalty-free right and license to use the DM Marks on or in connection with all products in the food and beverage category in the countries and territories covered by the DMI GmbH Licenses, including Europe, Africa, the Middle East, and countries of the former Soviet Union (collectively, the “DMI GmbH Territories”);
WHEREAS, DMFI and/or DMPL have, subject to the rights granted in the Wafer License: (i) retained rights to use the DM Marks on or in connection with food and beverage products in the United States, South America, the Philippines, Myanmar and the Indian subcontinent

(Amindivi Islands, Andaman Islands, Bangladesh, Bhutan, Burma, Kashmir, Laccadive Islands, Maldives, Minicoy Islands, Nepal, Nicobar Islands, Pakistan, Sikkim, and Sri Lanka), and intends to grant certain additional rights to FDM to use the DM Marks in such countries and territories (collectively, the “Joint Settlement Territories”); and (ii) granted exclusive licenses to use the DM Marks on or in connection with food and beverage products that are not already encompassed by the Wafer License to licensees that are not affiliated with FDM (“Third Party Licensees”) in certain countries and territories, including Canada, Mexico, Asia Pacific (including, among others, Australia, China, Indonesia, Japan, Korea, Malaysia, New Zealand, Singapore, Taiwan, Thailand and Vietnam but excluding the Philippines, Myanmar and the Indian subcontinent), Central America, the Caribbean and (specifically for dried fruits and nuts) North America (collectively, the “Third Party Licensee Territories”)
WHEREAS, DMFI, FDM, and their predecessors have engaged in multiple disputes concerning, among other things, the proper interpretation and scope of the Wafer License and the meaning of its Exhibit B, including a litigation filed by FDM on December 19, 2013, and currently pending in the District Court for the Southern District of New York, Fresh Del Monte Produce Inc. v. Del Monte Foods, Inc., 13 Civ. 08997 (S.D.N.Y.) (the “SDNY Action”);
WHEREAS, FDM and DMPL (and/or DMPL’s affiliates) have engaged in multiple disputes concerning the sale of DMPL’s “Del Monte”-branded products into the DMI GmbH Territories, including a litigation filed by FDM on September 29, 2015, and currently pending in New York State Supreme Court, New York County, Commercial Division, Fresh Del Monte Produce Inc. v. Del Monte Pacific Limited, Index No. 653256/2015 (N.Y. Sup. Ct.) (the “NYS Action”)
WHEREAS, without admitting any liability, and expressly denying the same, the Parties desire to avoid further distractions and expense of litigation and mutually resolve all disputes relating to the SDNY Action and NYS Action in accordance with the specific terms and conditions set forth below.
TERMS OF SETTLEMENT
NOW, THEREFORE, in consideration of the promises, releases, covenants, and representations contained in this Agreement, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged by each Party, and intending to be legally bound, the Parties agree as follows:
1.Dismissals of Actions; Releases

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(a)    Dismissal of SDNY Action. FDM and DMFI agree to dismiss with prejudice all of their claims and counterclaims, respectively, in the SDNY Action. To effectuate such dismissal, no later than two (2) business days after the Effective Date (as hereinafter defined under Section 11(g) below), FDM and DMFI shall execute, and FDM shall file in the Southern District of New York, a Stipulation of Dismissal to effectuate the dismissal of all claims and counterclaims in the SDNY Action with prejudice. The Parties shall take any and all subsequent or additional steps that may be necessary to effectuate the dismissal of all claims and counterclaims in the SDNY Action with prejudice.

(b)    SDNY Action Releases.
(i)    FDM, on behalf of itself and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors, representatives and all other persons claiming by, through and under it, hereby releases and discharges DMFI and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors and representatives from any and all suits, claims, demands, causes of action, debts, damages, judgments, fees, sums of money, reckonings, and liabilities of any kind whatsoever, in law or equity, whether known or unknown, which FDM had or now has against DMFI arising out of the claims and/or DMFI conduct raised or that could have been raised by FDM in the SDNY Action, including claims that were specifically asserted in FDM’s written submissions in the DM Mediation (e.g., particular instances of alleged DMFI “non-cooperation” with respect to the maintenance and protection of the DM Marks, breach of the 1992 settlement agreement between the Parties’ predecessors).
(ii)    DMFI, on behalf of itself and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors, representatives and all other persons claiming by, through and under it, hereby releases and discharges FDM and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors and representatives from any and all suits, claims, demands, causes of action, debts, damages, judgments, fees, sums of money, reckonings, and liabilities of any kind whatsoever, in law or equity, whether known or unknown, which DMFI had or now has against FDM arising out of the claims and/or FDM conduct raised or that could have been raised by DMFI in the SDNY Action, including claims that were specifically asserted in DMFI’s written submissions in the DM Mediation (e.g., SodaStream flavoring syrups, the “gold and black” Del Monte shield, and genetically modified pineapple).
(c)    Dismissal of NYS Action. FDM agrees to dismiss with prejudice all of its claims in the NYS Action. To effectuate such dismissal, no later than two (2) business days after the Effective Date, FDM shall execute and file a Stipulation of Discontinuance with Prejudice to effectuate the dismissal of all claims in the NYS Action with prejudice. The Parties shall take

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any and all subsequent or additional steps that may be necessary to effectuate the dismissal of all claims in the NYS Action with prejudice.
(d)    NYS Action Releases
(i)    FDM, on behalf of itself and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors, representatives and all other persons claiming by, through and under it, hereby releases and discharges DMPL and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors and representatives from any and all suits, claims, demands, causes of action, debts, damages, judgments, fees, sums of money, reckonings, and liabilities of any kind whatsoever, in law or equity, whether known or unknown, which FDM had or now has against DMPL arising out of the claims and/or DMPL conduct raised or that could have been raised by FDM in the NYS Action.
(ii)    DMPL, on behalf of itself and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors, representatives and all other persons claiming by, through and under it, hereby releases and discharges FDM and its affiliates, parents, subsidiaries, predecessors, successors, administrators, assigns, agents, officers, employees, investors, shareholders, directors and representatives from any and all suits, claims, demands, causes of action, debts, damages, judgments, fees, sums of money, reckonings, and liabilities of any kind whatsoever, in law or equity, whether known or unknown, which DMPL had or now has against FDM arising out of the claims and/or FDM conduct raised or that could have been raised by DMPL as part of the NYS Action.
(e)    It is the intention of the Parties to extinguish all claims in the SDNY Action and NYS Action, and consistent with such intention, each of the Parties hereby waives any and all rights, to the extent permitted by law, to assert that the Releases provided by it in this Agreement are unenforceable as to any claim whatsoever and for any reason, including, without limitation, any and all rights conferred under section 1542 of the California Civil Code and any statute, rule, and legal doctrine similar, comparable, or equivalent to section 1542 of the California Civil Code, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
2.    Refrigerated Value Added Products

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(a)    “Refrigerated Value Added Products” means the refrigerated products set forth in Schedule B.
(b)    DMFI grants to FDM and DMI GmbH a perpetual, exclusive, royalty-free right and license to use and sublicense the DM Marks in the Joint Settlement Territories on or in connection with the production, manufacture, sale, and distribution of Refrigerated Value Added Products.
(c)    Solely in connection with the Joint Settlement Territories, and not in connection with any other countries or territories encompassed within the term “LICENSED TERRITORY” as used in the Wafer License, the term “THE PRODUCTS” as used in the Wafer License (and defined in Wafer Exhibit B) shall also include Refrigerated Value Added Products. For the avoidance of doubt, to the extent that a Refrigerated Value Added Product includes an ingredient constituting or comprising refrigerated non-fresh fruit, there shall be no requirement that such non-fresh fruit ingredient be a “Non-Utilized Fruit” or be “produced from surplus fruit,” as those terms are used and/or defined in Wafer Exhibit B.
(d)    The filing and processing of any new application(s) in the Joint Settlement Territories to register the DM Marks solely for Refrigerated Value Added Products, and the maintenance of any such granted registrations, shall be undertaken in the name of LICENSOR (as defined in the Wafer License) by FDM, DMI GmbH and/or their designated affiliate at their own cost.
3.    Frozen Products
(a)    DMFI and/or its designated affiliates shall have the exclusive right in the Joint Settlement Territories to use or license the DM Marks on or in connection with the production, manufacture, sale, and distribution of frozen foods and FDM shall relinquish, subject to Sections 3(b) and 3(c) below, any rights that it has in the Joint Settlement Territories under the Wafer License to (i) use or license the DM Marks on or in connection with the production, manufacture, sale, and distribution of frozen foods or (ii) prevent DMFI or any of its affiliates from using or licensing the DM Marks on or in connection with the production, manufacture, sale, and distribution of frozen foods.
(b)    Notwithstanding Section 3(a) above, FDM, DMI GmbH and/or their affiliates are hereby granted and shall have a perpetual, nonexclusive, royalty-free right and license to use the name “Del Monte” as part of a corporate identifier or corporate name in the Joint Settlement Territories in connection with industrial sales of unbranded frozen fruit including any sales to (i) any industrial customers, (ii) any current foodservice or retail customers of frozen fruit of FDM, DMI GmbH and/or their affiliates and (iii) any other foodservice or retail customer so long as DMPL, DMFI and/or their affiliates are not then selling frozen fruit to such other foodservice or retail customer, provided that such corporate identifier or corporate name otherwise complies with the requirements set forth in the Wafer License.
(c)    For the avoidance of doubt and notwithstanding Section 3(a) above, any and all rights and licenses of the Parties and/or their affiliates to use the DM Marks on or in connection

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with the sale of frozen foods in any countries or territories other than the Joint Settlement Territories are not amended, modified, varied, or otherwise affected by the foregoing provisions.
(d)    The provisions of Sections 3(a) and 3(b) above, and only these provisions, shall be deemed to modify and amend the Wafer License.
(e)    The filing and processing of any new application(s) in the Joint Settlement Territories to register the DM MARKS for frozen foods, and the maintenance of any such granted registrations, shall be undertaken by DMFI and/or its designated affiliate at their own cost.
4.    Joint Ventures
(a)    The Parties agree to form joint business ventures in connection with certain “Del Monte”-branded products and operations, and agree to enter into any necessary licensing arrangements to ensure that such joint business ventures are able to fully benefit from the use of DM Marks.
(b)    Food & Beverage (“F&B”) Locations
(i)    “F&B Locations” means retail kiosks, outlets, stores or cafés that sell food and beverage products.
(ii)    FDM and DMPL agree to form a joint business venture for the purpose of creating and operating F&B Locations in the United States (the “F&B Joint Venture”). To memorialize and effectuate the F&B Joint Venture, FDM and DMPL shall, on or before the Effective Date, execute a joint venture agreement setting forth the terms of the F&B Joint Venture, including all necessary grants of licenses to use the DM Marks (the “F&B Joint Venture Agreement”).
(iii)    FDM and DMPL agree to discuss in good faith the expansion of the F&B Joint Venture to countries or territories within the Joint Settlement Territories other than the United States.
(c)    Processed Refrigerated Fruit Products
(i)    “Processed Refrigerated Fruit Products” means products containing solid fruit (whole or cut) that are: (a) sold in hermetically sealed packaging; (b) intended by their producer to be sold to consumers as chilled or refrigerated; and (c) treated with heat, chemical preservatives, or other food preservation technology in order to extend the refrigerated shelf life of the products. “Processed Refrigerated Fruit Products” includes, without limitation, DMFI’s refrigerated fruit products that have previously been sold or are currently being sold under the “Orchard Select,” “SunFresh,” “Fruit Naturals,” and “Superfruit” product lines, and any expansions to those lines. For the avoidance of doubt, “Processed Refrigerated Fruit Products”

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do not encompass any: (1) fresh whole fruit or fresh cut fruit product; or (2) ambient shelf stable fruit products.
(ii)    FDM and DMPL agree to form a joint business venture for the purpose of producing, manufacturing, selling and distributing Processed Refrigerated Fruit Products (current as well as new) under the DM Marks in the United States (the “PRFP Joint Venture”). To memorialize and effectuate the PRFS Joint Venture, FDM and DMPL shall, on or before the Effective Date, execute a joint venture agreement setting forth the terms of the PRFP Joint Venture, including all necessary grants of licenses to use the DM Marks (the “PFRP Joint Venture Agreement”).
(iii)    FDM and DMPL agree to discuss in good faith the expansion of the PRFP Joint Venture to countries or territories within the Joint Settlement Territories other than the United States.
(d)    Chilled Juices
(i)    “Chilled Juices” means juice, or fruit- or vegetable-derived beverage products, irrespective of whether they contain any pulp, purée, or concentrate, that are intended by their producer to be sold to consumers as chilled or refrigerated. “Chilled Juices” does not include products containing whole or cut solid fruit that also include a liquid or juice fill (such as the Processed Refrigerated Fruit Products) or ambient shelf-stable juice products.
(ii)    FDM and DMFI agree to form a joint business venture for the purpose of producing, manufacturing, selling and distributing Chilled Juices under the DM Marks in the United States (the “Chilled Juice Joint Venture”). To memorialize and effectuate the Chilled Juice Joint Venture, FDM and DMFI shall, on or before the Effective Date, execute a joint venture agreement setting forth the terms of the Chilled Juice Joint Venture, including all necessary grants of licenses to use the DM Marks (the “Chilled Juice Joint Venture Agreement”).
(iii)    FDM and DMFI agree to discuss in good faith the expansion of the Chilled Juice Joint Venture to countries or territories within the Joint Settlement Territories other than the United States.
(e)    UHP Avocado Products
(i)    “UHP Avocado Products” means products consisting of avocado or containing avocado as the principal ingredient, including guacamole products, that have been treated using the technology referred to as ultra-high pressure (“UHP”) or high pressure processing (“HPP”) in order to extend shelf life.
(ii)    FDM and DMPL agree to form a joint business venture for the purpose of producing, manufacturing, selling and distributing UHP Avocado Products under the DM Marks in the United States (the “UHP Avocado Joint Venture”). To memorialize and effectuate the UHP Avocado Joint Venture, FDM and DMPL shall, on or before the Effective Date, execute a joint

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venture agreement setting forth the terms of the UHP Avocado Joint Venture, including all necessary grants of licenses to use the DM Marks (the “UHP Avocado Joint Venture Agreement”).
(iii)    FDM and DMFI agree to discuss in good faith the expansion of the UHP Avocado Joint Venture to countries or territories within the Joint Settlement Territories other than the United States.
(f)    To the extent that any DMPL action or DMFI action undertaken in furtherance of the business of any of the foregoing joint ventures could be construed to violate the permanent injunction entered on April 29, 2013 Final Judgment and Order in the SDNY Action (the “SDNY Injunction”), FDM agrees that it shall not seek, and shall reasonably cooperate with DMPL and DMFI to prevent any third party from seeking, to enforce the SDNY Injunction in connection with such activities. For the avoidance of doubt, the foregoing agreement to not enforce the SDNY Injunction shall not apply to any actions taken by DMPL or DMFI that are taken (a) for any purpose other than to further the business interests of any of the foregoing joint ventures, or (b) following any dissolution or other conclusion of such joint ventures.
(g)    None of the provisions in this Section 4 or anywhere else in this Agreement calling for the Parties to discuss an issue in good faith shall create any obligation on the part of either Party to reach or enter into any agreement as a result of such discussions or (ii) provide for a judicially enforceable right.
5.    Trademark Management Board
(a)    In order to address certain obligations under the Wafer License, the DMI GmbH Licenses and other agreements to which the Parties and/or their affiliates are parties with respect to the acquisition, maintenance, protection, and enforcement of the DM Marks, as well as any requirements regarding notice or representative samples of new products or variations of the DM Marks, FDM and DMFI shall form a trademark management board (the “Trademark Board”) that shall meet (in-person or via teleconference or video conference) on a quarterly basis (i.e. four times per year) to address any such issues. The first meeting of the Trademark Board shall take place no later than June 30, 2017. Thereafter, the Parties shall use their best efforts to hold their quarterly meetings on or about the following dates (or the closest business days) each calendar year: September 15, December 15, March 15, and June 15.
(b)    The Trademark Board shall consist of three (3) representatives from FDM, three (3) representatives from DMFI, and one (1) neutral individual to be selected jointly by FDM and DMFI (the “Neutral Member”). Each Party’s representatives on the Trademark Board shall include one (1) in-house counsel and two (2) businesspeople that are not members of the legal department. Absent written agreement between the FDM and DMFI, the Neutral Member shall at all times be an attorney specializing in trademark law with experience in that field at the partner or counsel/of-counsel level of a law firm. FDM and DMFI further agree that the initial Neutral Member shall be formally retained no later than ten (10) business days after the Effective Date.

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(c)    Absent written agreement by FDM and DMFI, any Neutral Member (whether the initial or a subsequent appointee) shall serve indefinitely provided that, for a thirty (30) day period immediately prior to the anniversary of such Neutral Member’s appointment, either FDM or DMFI may discharge the Neutral Member by serving written notice upon him/her and upon the other Party. FDM and DMFI shall use their best efforts to jointly agree to a new Neutral Member promptly following such discharge.
(d)    Within forty-five (45) days of the Effective Date, DMFI shall provide FDM with an up-to-date written report reflecting the status of all active trademark applications, registrations, and legal proceedings (including lawsuits in court and opposition, cancellation, or other proceedings in trademark offices) concerning the DM Marks (the “Portfolio Document”). The Portfolio Document shall include, to the extent the information is within the possession, custody, or control of DMFI:
(i)    for each application or registration: (1) a depiction of the registered or applied-for mark; (2) country of filing; (3) filing date; (4) application or registration number; (5) international or local class(es) recited in the application or registration; (6) goods and/or services listed on the application or registration; (7) the current status and upcoming actions or deadlines (e.g., for license recordation); and (8) the name and contact information of the counsel of record;
(ii)    for any legal proceedings, information concerning the name of the adversarial party or parties, the conduct or trademarks at issue, the date of the initial filing in the proceeding, the current status of the proceeding, and upcoming actions or deadlines; and
(iii)    depictions of all color schemes of the “Del Monte” shield (the “Shield”) and/or other variations of the Shield that to the knowledge of LICENSOR (1) have been used by LICENSOR, (2) have been used by Third Party Licensees, or (3) have been approved by LICENSOR for use by Third Party Licensees.
(e)    Within forty-five (45) days of the Effective Date, FDM shall provide DMFI with with an up-to-date written report reflecting all active third-party sublicenses for the DM Marks that it or its affiliates have granted and provide a brief description of FDM’s compliance with the applicable license provision(s) for each such sublicense (the “Sublicense Report”). The Sublicense Report shall identify, for each sublicense, the name(s) of the sublicensee, the date of the agreement, the trademarks, goods, and territory that are the subject of the agreement, the date on which FDM obtained DMFI’s consent to the sublicense, and a statement on whether the sublicensee has represented and warranted in writing to DMFI that the sublicensee is familiar with the terms of the applicable license from DMFI to FDM and agrees to be bound by them.
(f)    No later than ten (10) business days before any quarterly meeting of the Trademark Board:
(i)    FDM and DMFI shall provide each other and the Neutral Member in writing a list of issues to be discussed at the meeting.

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(ii)    FDM and DMFI shall notify each other in writing of any third-party acts of unfair competition, infringement, or dilution involving the DM Marks and discuss any plans to address such third party conduct, or the current status of pending actions concerning such conduct;
(iii)    DMFI shall provide FDM with a written report or redline reflecting additions or changes to any information set forth in the Portfolio Document.
(iv)    FDM shall provide DMFI with a written report or redline reflecting additions or changes to any information set forth in the Sublicense Report.
(v)    FDM shall inform DMFI in writing of any new variations of the DM Marks for which it requests approval to commence using during the following quarter.
(vi)    FDM and DMFI shall inform each other in writing of any new variations of the DM Marks that either Party intends to commence using during the following quarter or has commenced using since the previous quarterly meeting. DMFI shall inform FDM of any new variations of the DM Marks by Third-Party Licensees that DMFI has approved or that DMFI is aware a Third Party Licensee has commenced using since the previous quarterly meeting.
(vii)    Either FDM or DMFI may, solely for the purpose of registering, protecting, and/or maintaining the DM Marks, request in writing that the other provide materials evidencing or concerning use of the DM Marks on products or other materials, provided that the requesting Party (1) has a good faith belief that such information is necessary for the registration, protection, and/or maintenance of the DM Marks; (2) includes a brief explanation as to why disclosure of such information is necessary in the written request, and (3) makes the request as soon as reasonably practicable giving a reasonable period of time for response to the request. The responding party shall provide the requested materials in a timely fashion. The receiving party shall not use any information or materials so provided for any purpose other than for maintaining and protecting the DM Marks, and shall use its best efforts to maintain the confidentiality of any non-public information provided.
(viii)    FDM and DMFI shall inform each other of new categories of products that either Party (and/or its affiliates): (1) has definitive plans to commence marketing or selling under the DM Marks during the following quarter; or (2) has marketed or sold under the DM Marks since the previous quarterly meeting.
(g)    At the quarterly meetings of the Trademark Board:
(i)    To the extent that either Party has not already done so, FDM and DMFI shall provide copies of information or materials evidencing or concerning use of the DM Marks that was properly and timely requested pursuant to Section 5(e)(v) supra.
(ii)    FDM and DMFI shall in good faith discuss issues and, if necessary, seek to resolve any disputes concerning any issues concerning the maintenance, protection, sub-

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licensing and enforcement of the DM Marks, including any issues concerning the notifications and disclosures to be made by FDM and DMFI in advance of meetings pursuant to this Section 5.
(iii)    The Neutral Member shall function as a mediator in the event that FDM and DMFI are unable to resolve disputes, and in that capacity the neutral member may seek to facilitate discussion and provide suggestions or recommendations to the Parties. For the avoidance of doubt, the Neutral Member shall not have any authority to bind the Parties or require that particular actions be taken.
(iv)    If the Parties are unable to resolve a dispute through the Trademark Board, they shall proceed with the dispute resolution procedures set forth in Section 9 of this Agreement.
(h)    All non-public information disclosed at a meeting of the Trademark Board shall be kept confidential by its members.
(i)    All costs and expenses of the Trademark Board, including the fees of the neutral member of the Trademark Board, shall be shared equally by FDM, on the one hand, and DMPL/DMFI, on the other.
(j)    DMFI shall provide FDM copies of registration certificates for DM Marks in a timely manner upon the reasonable request of FDM.
6.    Parallel Imports
(a)    FDM, DMPL and DMFI agree to execute a supply agreement for the purpose of selling certain of their products to the other parties (the “Parallel Imports Supply Agreement”). To memorialize and effectuate the Parallel Imports Supply Agreement, FDM, DMPL and DMFI shall, on or before the Effective Date, execute a supply agreement setting forth the terms of sale of products between FDM, on the one hand, and DMPL and/or DMFI on the other hand.
7.    Amendments to the Wafer License
(a)    The Parties agree to discuss and negotiate in good faith amendment, modification, and/or supplementation of the Wafer License and/or any of its constituent parts consistent with this Agreement. The descriptions in the Recitals to this Agreement shall be given no weight in interpreting any of the license agreements between the Parties.
8.    No Admissions or Waiver
(a)    Nothing in this Agreement shall be construed as:
(i)    An admission by any Party of liability, fault, or improper or unlawful conduct on the part of any of the Parties, whether in connection with the SDNY Action, NYS Action, or otherwise.

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(ii)    An admission by any Party (and all parties reserve their rights) with respect to the proper interpretation of the Wafer License and the DMI Gmbh Licenses or any provision thereof.
9.    Dispute Resolution
(a)    In the event of any dispute, claim, question, or disagreement arising from or relating to: (i) this Agreement; (ii) any of the agreements entered into pursuant to this Agreement (e.g., joint ventures); or (iii) the Wafer License, the DMI GmbH Licenses and other agreements between or among (1) FDM and/or any of its affiliates, on the one hand, and (2) DMPL, DMFI, and/or any of their affiliates, on the other; or the breach of any of the foregoing (a “Dispute”), the Parties shall abide by the following procedures:
(i)    A Party may provide written notification of the Dispute to any other Party or Parties directly involved in such Dispute (“Dispute Notice”). Within ten (10) days of service of the Dispute Notice, the Dispute shall be discussed among representatives of the pertinent Parties, including at least one representative for each Party that has decision making authority and has a title of Senior Vice President or higher (“Dispute Representatives”). The Dispute Representatives shall consult and negotiate in good faith and attempt to reach a just and equitable solution within thirty (30) days of service of the Dispute Notice.
(ii)    To the extent that any Dispute concerns a new technology (i.e., a technology that is invented after the date of this Agreement) for food or beverage products, or a new application of an existing technology for food or beverage products, the Dispute Representatives shall discuss and negotiate whether the products can be produced, manufactured, sold, and distributed under the DM Marks pursuant to a joint business venture.
(iii)    If the Dispute is not resolved by the Dispute Representatives within thirty (30) days of service of the Dispute Notice, the Dispute shall be escalated to the Parties’ Chief Executive Officers, who will personally consult and negotiate in good faith and attempt to reach a just and equitable solution within thirty (30) days of the escalation.
(iv)    If the Dispute cannot be resolved within thirty (30) days of the escalation to the Chief Executive Officers, then, upon written notice by either Party to the other, the Parties agree to submit the matter to mediation, such mediation to be completed within no more than 60 days.
(v)    If the Dispute cannot be resolved by mediation, the Parties agree that the Dispute shall be resolved by binding arbitration conducted by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time the Dispute is submitted to arbitration. The cost of the arbitration shall initially be borne equally by the Parties to the Dispute, but the prevailing Party (as determined by the arbitrator) shall be entitled to recoup its costs incurred solely in connection with the arbitration (excluding the mediation), including reasonable attorneys’ fees, from the other Party or Parties to the Dispute. For the avoidance of doubt, if the Dispute satisfies the American Arbitration

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Association’s then-existing requirements for application of the Expedited Commercial Arbitration Rules, such Expedited Rules shall be applied. If a Dispute involves all the Parties, DMPL and DMFI shall be considered a single “Party” for purposes of cost allocation.
(b)    The foregoing procedures, including the required length of time to complete any particular step in the dispute resolution process, may be modified only as mutually agreed to by all Parties to the Dispute in a signed writing.
(c)    Notwithstanding any of the foregoing, a Party may seek immediate injunctive relief (pending the final outcome of the foregoing Dispute Resolution procedures) to address a Dispute if and only if such Party determines in good faith that such relief is necessary to protect against immediate irreparable harm. The Parties agree that any such suit or proceeding shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court shall not have subject matter jurisdiction, New York State Supreme Court, New York County, Commercial Division, and each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts (and the appropriate respective appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to: (i) the laying of the venue of any such suit or proceeding; (ii) any claim that it is not personally subject to the jurisdiction of any such court; and (iii) any claim that any such suit or proceeding brought in any such court has been brought in an inconvenient forum.
10.    Confidentiality
(a)    The Parties agree to keep confidential and not disclose to any third party the material terms and conditions of this Agreement, or any of the negotiations and discussions that preceded its making, with the exception of any disclosures to governmental or regulatory authorities where such disclosures are required by law, including any required filings with or disclosures to relevant stock exchanges, the Securities and Exchange Commission or other governmental authorities.
(b)    Notwithstanding the foregoing, and on the condition that the Parties take all reasonable steps to maintain the confidentiality of any disclosed information, disclosure may be made by the Parties:
(i)    to their respective accountants, financial advisors or attorneys as required to obtain tax or legal advice;
(ii)    as is necessary to effectuate any term or provision of this Agreement, including any subsequent legal proceedings to enforce this Agreement;
(iii)    as is required by law or court order upon notice to the other Party sufficiently in advance of such disclosure to permit it to seek a protective order, or to move to quash any subpoena and/or oppose the entry of any order seeking to compel the disclosure of the terms of this Agreement.

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11.    Miscellaneous
(a)    Representations and Warranties. Each Party hereby represents and warrants that it has the full power, authority, and legal right to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery, and performance of its obligations under this Agreement.
(b)    Entire Agreement. This Agreement, together with all Schedules attached hereto, constitutes the entire agreement and understanding between the Parties pertaining to the provisions in this Agreement and supersedes any and all prior or contemporaneous agreements, representations, and understandings of the Parties concerning the subject matter of this Agreement. In entering into this Agreement, no Party has relied on any statement or representation made by or on behalf of any other Party, by or on behalf of any affiliate of such other Party, or by counsel for such other Party that is not set forth expressly in this Agreement.
(c)    Amendment; Waiver. This Agreement may not be modified or amended, nor any of its provisions waived, except by an instrument in writing signed by authorized representatives of all Parties. Any delay or failure by either party to enforce or take advantage of any provision hereof shall not be deemed a waiver or relinquishment of the right subsequently to enforce or take advantage of such provision. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver.
(d)    Severability. If a court of competent jurisdiction holds that any term of this Agreement is unenforceable, illegal or void, such term shall be enforced only to the extent it is otherwise enforceable or is not in violation of such law, and all other terms of this Agreement shall remain in full force and effect.
(e)    Negotiated Agreement; Construction. This Agreement has been fully negotiated by the Parties. Each Party acknowledges and agrees that this Agreement has been drafted jointly, with the advice and assistance of legal counsel, and that any rule that ambiguities in an agreement or contract may be construed against the drafter shall not apply in the construction or interpretation of this Agreement.
(f)    Survival. Unless explicitly stated otherwise, all representations, warranties, releases, waivers, covenants and agreements contained in this Agreement shall survive the Effective Date in perpetuity.
(g)    Binding Effect; Assignment. This Agreement shall inure to the benefit of and be effective and binding upon the Parties and their respective successors and/or permitted assigns upon this Agreement, the F&B Joint Venture Agreement, the PFRP Joint Venture Agreement, the Chilled Juice Joint Venture Agreement, the UHP Avocado Joint Venture Agreement and the Parallel Imports Supply Agreement all being duly executed by all the Parties. For purposes of this Agreement, “Effective Date” means the date on which the last of such agreements is duly executed by all the Parties. This Agreement may not be assigned by any Party without the prior

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written consent of all other Parties, which consent may not be unreasonably withheld. Any attempt to so assign or delegate this Agreement or any portion thereof without such consent will be void. Notwithstanding the foregoing, any Party may assign this Agreement without such consent in the event of a merger, acquisition, consolidation, reorganization or sale of all or substantially all of its assets or the sale of fifty percent (50%) or more of the voting stock of such Party; provided, however, that the successor entity provide the other Parties with a written acknowledgment that it recognizes that it is bound by the terms of this Agreement.
(h)    Interpretation. For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The use of nomenclature and headings in this Agreement is solely for convenience and shall have no legal effect in construing the provisions of this Agreement.
(i)    No Third Party Beneficiaries. The provisions of this Agreement are expressly for the benefit of the Parties hereto and their respective affiliates, successors, and permitted assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
(j)    Governing Law. This Agreement and any claim related to or arising out of, directly or indirectly, this Agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States without regard to conflict of law rules.
(k)    Notices
(i)    All notices, requests, demands, consents and communications necessary or required under this Agreement shall be in writing, shall be addressed to the recipients below, and shall be delivered both by electronic mail and by hand delivery, registered or certified mail with return receipt requested, or overnight courier with confirmation of delivery:

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Notices to FDM	Notices to DMFI	Notices to DMPL

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attn: Lauren Aguiar
Anthony Dreyer
Fax: 212-735-2000
with a copy to:
Fresh Del Monte Produce Inc.
c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida 33134
Attn: President and Chief Operating Officer
Fax: +305-520-1059
With copy to: General Counsel
Fax: +305-448-6647

O'Melveny & Meyers LLP
Seven Times Square
New York, NY 10036
Attn: Abby F. Rudzin
Fax: 212-326-2061

with a copy to:

Del Monte Foods, Inc.
3003 Oak Road
Walnut Creek, CA 94597
Attn: Chief Executive Officer
Fax: +415-344-4077
With copy to: General Counsel
Fax: +415-344-4077

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attn: Jonathan Wagner
Fax: 212-715-8393

with a copy to:

Del Monte Pacific Limited
17 Bukit Pasoh Road
Singapore 089831
Republic of Singapore
Attn: Managing Director and Chief Executive Officer
Fax: +65 6221 9477
With copy to: Chief Legal Counsel
Fax: +632-856-2628

(ii)    A Party may change its address for receiving notice by giving notice of a new address in the manner provided herein. All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent on the date received by the Party to whom such communication is addressed as set forth above.
(l)    Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original but all of which together shall constitute a single instrument. Each Party may evidence its execution of this Agreement by delivery to the other Parties of scanned or faxed copies of its signature, with the same effect as the delivery of an original signature.
IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date set forth above.

FRESH DEL MONTE PRODUCE INC.

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_____/s/ Mohammad Abu-Ghazaleh___
Mohammad Abu-Ghazaleh
Chief Executive Officer

Sworn and subscribed before me this 4th day of May, 2017.

____/s/ Notary Public______________
Notary Public

DEL MONTE PACIFIC LIMITED

____/s/ Joselito Campos, Jr._________
Joselito Campos, Jr.
Chief Executive Officer

Sworn and subscribed before me this 4th day of May, 2017.

____/s/ Notary Public________________
Notary Public

DEL MONTE FOODS, INC.

____/s/ David L. Meyers______________
David L. Meyers
Interim CEO and COO

Sworn and subscribed before me this 4th day of May, 2017.

____/s/ Notary Public________________
Notary Public

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SCHEDULE A

DMI GMBH LICENSES

1.
Agreement dated May 4, 1990 in which the LICENSED TERRITORY (as defined therein) includes the countries identified as located within Eastern Europe, the Middle East and Africa as more particularly set forth in Exhibit C thereto

2.
Agreement dated May 9, 1990 in which the LICENSED TERRITORY (as defined therein) includes the countries identified as located within non-United Kingdom Western Europe as more particularly set forth in Exhibit C thereto

3.
Agreement dated May 9, 1990 in which the LICENSED TERRITORY (as defined therein) includes the countries identified as located within the United Kingdom as more particularly set forth in Exhibit C thereto

SCHEDULE B

REFRIGERATED VALUE ADDED PRODUCTS

The following refrigerated food products shall have a shelf life of within 30 days of being displayed for sale at retail.

SANDWICHES/WRAPS/BAKED GOODS: May contain breads, wraps and other baked goods from grain with meats, poultry, seafood, eggs, meat substitutes, fruits/vegetables/produce, cheese/dairy, sauces/dressings/condiments/oil, spices/seasonings and/or other customary components.

SALADS/SNACKS: May contain fruits/vegetables/produce, pasta, grain, sauces/dressings/condiments, meats, poultry, seafood, eggs, meat substitutes, cheese/dairy, granola, pretzels, trail mix, chips, mints and/or other customary components.

ENTREES/COMPOSED MEALS: May contain fruits/vegetables/produce, pasta, grain, sauces/dressings/condiments, meats, poultry, seafood, eggs, meat substitutes, cheese/dairy and/or other customary components with or without baked goods (including breads and pastries) and/or desserts and mints.

DIPS: hummus, salsa (including tomato, mango, pineapple, other fruit), baba ganoush, tahini, bean dip, dairy-based vegetable dip (e.g. creamy or cheesy spinach and artichoke dips), tapenade.

SOUPS: May contain fruits/vegetables/produce, cheese/dairy, stock, sauces/dressings/condiments/oil, pastas, grain, spices/seasonings and/or other customary components.

YOGURT/DAIRY BASED PRODUCTS: Yogurt or other dairy with fruits/vegetables/produce, grain, granola, trail mix and/or other customary components.